EXHIBIT 10.1

Letter of Intent for Merger and Acquisition

Party A: TRANSUITE.ORG INC. (Hereinafter referred to as “Party A or “TRSO”)

Legal address: 732 S 6th St # 4304, Las Vegas, NV 89101, USA

Representative: Mengqing FAN

Party B: SYD GOLDX PTY LTD (hereinafter referred to as “Party B or “Target Company”)

Legal address: 805/56 Pitt St, Sydney, NSW 2000, Australia

Representative: Zhiping MA

This Letter of Intent (“LOI”) sets forth the preliminary understanding between Party A and Party B with respect to a proposed merger and acquisition transaction (the “Transaction”).

Party A intends to acquire fifty-one percent (51%) of the issued shares of Party B (the “Target Company”) through the issuance of Party A’s common stock. The parties agree to use commercially reasonable efforts to negotiate and execute definitive transaction documents no later than December 31, 2025.

This LOI was signed on September 26, 2025.

Background

Party A is a company incorporated under the laws of the State of Nevada, United States, and is listed on a U.S. stock exchange. Headquartered in Nevada, Party A is an innovator of AI-driven business solutions, Web3 blockchain, and real-world asset (RWA) services. With an experienced global management team and a strong commercial performance record, Party A empowers enterprises worldwide through AI-driven digital transformation and next-generation business solutions.

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Party B is a company incorporated under Australian law, headquartered in Sydney. It operates as a licensed Digital Currency Exchange in Australia, providing services in digital currency issuance, trading, and circulation, bridging traditional finance with blockchain finance. Its core business includes licensed fiat deposit exchange, foreign exchange, and stablecoin/RWA trading.

Party B also operates a licensed international remittance brand, “T Union”, which enables the free cross-border circulation of multi-currencies—including USD, CAD，AUD, ,EUR,GBP, NZD, HKD, SGD and RMB—through blockchain token technology.

As a service provider for digital currency issuers, investors, and traders, Party B has invested substantial R&D funds to independently develop a secure, stable, and reliable Proprietary blockchain trading platform with independent intellectual property rights, including a matching engine originally developed by former technical experts from Nasdaq Exchange. It has been operating continuously for eight years and is among the earliest and the first exchange in Australia to achieve  compliant trading license. Its compliant business operations and innovative products have received consistent market recognition in Australia.

With its comprehensive compliance licenses, transparent operations, long-term strategic focus, and diversified financial products, Party B is positioned as a leader in the Australian digital finance sector. Party A seeks to acquire 51% of Party B in order to expand its reach into the rapidly growing international market, provide Party B with access to international capital markets, and further strengthen Party A’s market value and AI/blockchain business expansion. Party B agrees in principle to the terms set forth herein.

1. Proposed Transaction

Party A will acquire 51% of the equity of Party B. The purchase price will be satisfied through the issuance of Party A’s common stock. Final terms, including purchase price and structure, will be determined following the completion of due diligence and set out in a definitive agreement.

2. Valuation and Consideration

The valuation of Party B will be determined jointly by the parties after completion of comprehensive due diligence. Consideration for the transaction will be paid by issuance of Party A’s common stock at a mutually agreed value.

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3. Due Diligence

Upon execution of this LOI, Party A will conduct a thorough due diligence review of Party B’s business, assets, liabilities, financial condition, and legal affairs. Party B shall provide Party A and its representatives with reasonable access to its books, records, facilities, and personnel necessary for the review.

4. Conditions Precedent

Completion of the transaction is subject to:

(a) Satisfactory completion of due diligence;

(b) Approval of the boards of directors of both Party A and Party B;

(c) No material adverse change in Party B’s business, assets, or financial condition.

5. Confidentiality

Both parties agree to maintain strict confidentiality regarding the negotiations and terms of this LOI, except where disclosure is required by applicable law or regulation.

6. Termination Rights

Either party may terminate this LOI in writing if:

(a) Due diligence results are unsatisfactory; or

(b) Any conditions precedent are not met within the agreed timeframe.

7. Definitive Agreement

The parties agree to negotiate in good faith with the aim of executing a definitive merger and acquisition agreement. Such agreement will include customary representations, warranties, covenants, and closing conditions.

8. Governing Law

This LOI shall be governed by, and construed in accordance with, the laws of the State of Nevada, United States, without regard to its conflict-of-law provisions.

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9. Non-Binding Nature

This LOI reflects the intention of the parties but does not constitute a binding agreement to consummate the transaction. Except for Sections 5 (Confidentiality) and 6 (Termination Rights), which are binding, this LOI is non-binding on either party.

10. Miscellaneous

This LOI is executed in two counterparts, each of which shall be deemed an original. Any amendments must be agreed upon in writing and signed by both parties.

Signatures

I hereby certify that both parties have signed this Letter of Intent on the date first written above.

Party A: TRANSUITE.ORG INC.

Signature:

Name: Mengqing FAN

Title: Chief Executive Officer

Party B: SYD GOLDX PTY LTD

Signature:

Name: Zhiping Ma

Title: Chief Executive Officer

Signing Date: September 26, 2025

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